PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (herein referred to as the "Agreement") is dated for reference purposes as of August 17, 2011, and is made and entered into by and between BLUE RIDGE REAL ESTATE COMPANY, a Pennsylvania corporation, (hereinafter referred to as "Seller") and SCOTT FAMILY TRUST, dated July 26, 2005, and ROSS FAMILY TRUST, dated February 26, 2010, in care of Mr. Elliot Scott, EAS Investments, 12250 El Camino Real Suite #170, San Diego, California 92130, (hereinafter collectively referred to as "Purchaser")

R E C I T A L S :

Seller is the owner of that certain improved tract or parcel of land located at 4306 South College Avenue, Fort Collins, Colorado, the legal description for which is more fully described on Exhibit "A". Such tract shall be conveyed together with all improvements situated thereon, and all hereditaments, appurtenances, rights, permits, licenses, easements and rights-of-way incident and appurtenant thereto, (collectively referred to as the "Property")  Seller as landlord has leased the, Property pursuant to that certain Lease between RCI Realty, LLC and Restaurant Concepts II, LLC as assigned to Am Rest, LLC (the "Tenant") dated January 1, 2007, which lease was assigned to Seller on February 25, 2010, pursuant to which the Seller leases the property to Tenant (the "Lease"). The Seller has agreed to sell the Property and assign the Lease, and the Purchaser has agreed to purchase the Property and assume the Lease on the terms and conditions herein set forth.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) paid by Purchaser to Seller, and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

A G R E E M E N T :

1.

PURCHASE AND SALE

Seller agrees to sell and convey the Property and Landlord's interest in the Lease to Purchaser, and Purchaser agrees to purchase and pay for the Property and Lease from Seller, all in accordance with the terms and conditions provided in this Agreement.

2.

PURCHASE PRICE

The purchase price for the Property (the "Purchase Price") shall be ONE MILLION FOUR HUNDRED FIFTY THOUSAND DOLLARS ($1,450,000.00).

3.

PAYMENT OF PURCHASE PRICE

The Purchase Price shall be paid in the following manner:  Thirty Thousand ($30,000.00) Dollars Earnest Money to be paid in cash to be paid within forty-eight (48) hours of the effective date of this Agreement and signing of Joint Escrow Instructions ("Purchase Agreement").  The Earnest Money shall be deposited with Kristin Brown of First American Title Insurance Company as Escrow Holder ("Escrow Agent").  Said Earnest Money shall become non-refundable the later of (i) seventeen (17) days after Tenant and the Developer have passed on the Right of First Refusal (the “ROFR”) or (ii) seventeen (17) days after the effective date of the Purchase Agreement.  The balance of the Purchase Price of One Million Four Hundred Twenty Thousand ($1,420,000.00) Dollars shall be payable at closing.

4.

EARNEST MONEY

Upon execution of this Agreement, Purchaser shall deposit the sum of Thirty Thousand and 00/100 Dollars ($30,000.00) as earnest money (the "Earnest Money") with First American Title Insurance Company (hereinafter referred to as the "Escrow Agent").  The Earnest Money shall be held by Escrow Agent in accordance with the terms of this Agreement.  At the Closing, the Earnest Money shall be paid over to Seller; or if this Agreement is terminated, canceled, or rescinded, the Earnest Money shall be refunded to Purchaser or paid over to Seller as liquidated damages as further provided herein.

5.

SURVEY AND TITLE

5.1

Survey

On or before the Effective Date of this Agreement, as defined in Section 21 below, Seller shall deliver to Purchaser all surveys, site plans, title insurance commitments and policies which are in Seller's possession. Purchaser, at Purchaser's expense, shall have the right to obtain an updated or new land title boundary survey of the Property (the "Survey") showing thereon the correct legal description of the Property, its proper easements, rights-of-way, and adjacent roadways on and/or to the Property.

5.2

Seller's Title

At the Closing, Seller shall convey to Purchaser Good and Marketable Fee Simple Title to the Property subject only to the following exceptions (herein referred to as the "Permitted Exceptions"): (i) zoning ordinances affecting the property; (ii) the lien of ad valorem taxes for the calendar year of the Closing which are not due and payable as of the date of the Closing; (iii) the Reciprocal Easement Agreement dated January 17, 1995 and recorded as Reception No. 95003807 (the "REA"); (iv) those matters listed on the Title Commitment, as hereinafter defined, to which Purchaser has no objection or is deemed to have waived objection, in accordance with the provisions of Section 5.3. "Good and Marketable Fee Simple Title," where used in this Agreement, shall be such fee simple title as is acceptable to and insurable in Purchaser's favor in the amount of the Purchase Price by the Title Company, as hereinafter defined, at standard rates, and subject only to the standard printed exceptions.

5.3

Title Objections

On or before the Effective Date of this Agreement, as noted in Section 5.1, Seller shall deliver to Purchaser all title insurance commitments and policies in Seller 's possession. Seller shall also order for Purchaser a preliminary title report (the "Title Commitment") issued by the Escrow Agent which shall provide a commitment to insure title to the Property on the full coverage, in the amount of the Purchase Price subject, however, to the standard exceptions. Purchaser shall have ten (10) days after the Effective Date of the Purchase Agreement, to object, by delivering written notice to Seller with respect to any matters shown in the Title Commitment and Survey, and any matters shown therein and not objected to by Purchaser within said Objection Period shall be deemed approved by Purchaser (and shall be included in the definition of "Permitted Exceptions"). If Purchaser does give such notice within the timeframe described above and objects to title matters, then Seller shall have ten (10) days to deliver a written response as to which objections, if any, Seller agrees to cure. If Purchaser is not satisfied with the objections Seller does not agree to cure, then Purchaser may terminate this Agreement by delivering a written notice of termination, within five (5) days after receipt of Seller's response whereupon the Earnest Money shall be returned to Purchaser and neither party shall have any further obligation to the other, except for those obligations that expressly survive the termination of this Agreement. Seller shall have until the Closing date to cure the objections Seller has agreed to cure. If Seller does not so remedy any matters to which Purchaser has objected and Seller has agreed to cure, then Purchaser shall have the option of either (1) completing this transaction and accepting such title as Seller is able to convey, without reduction of the Purchase Price, or (2) terminating this Agreement, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligation to the other hereunder, except for those obligations which expressly survive the termination of this Agreement. Notwithstanding the foregoing, Seller shall be required to pay off and/or cause to be satisfied at Closing, any liens, judgments, deeds of trusts, and any other title objections which can be satisfied of record by a stated sum of money, whether or not such monetary title objections are included in Purchaser's notice. From time to time, at any time after the expiration of the Inspection Period and prior to the Closing date, Purchaser may give written notice of objections to matters of title first appearing in any updated title commitment issued after the initial Title Commitment and all such additional objections shall be subject to procedures for resolution of title objections set forth in this Section 5.3.

6.

INSPECTION OF THE PROPERTY

6.1

Purchaser's Inspection

Purchaser, personally or through agents, employees or contractors, following twenty four (24) hours prior notice to the Seller, may go upon the Property following (i) until seventeen (17) days after Tenant and the Developer have passed on the ROFR or (ii) until seventeen (17) days after the effective date of the Purchase Agreement, whichever is later, to inspect the Property, to conduct such soil, engineering, environmental, "wetlands" and other tests, investigations and analyses of the Property as Purchaser deems appropriate. Seller hereby agrees to cooperate fully with Purchaser so as to allow Purchaser the reasonable opportunity to inspect the Property and any other information with respect to the Property, which cooperation shall include, without limitation, Seller's provision of all plans, specifications, studies, tests, records of account with respect to the Tenant, and other documents and information as Purchaser may reasonably request which are related to the ownership, operation and/or maintenance of the Property. Purchaser acknowledges that the Property is leased to Tenant and agrees to conduct its inspection of the Property in a manner which will cause minimal disruption and not interfere with Tenant's restaurant operations on the Property. Purchaser shall pay all of its costs incurred in making such surveys, inspections, tests, analyses and investigations, and Purchaser, at its own expense, shall be responsible for the repair of any damages to the Property incurred by reason of Purchaser's inspection of the Property. Purchaser shall indemnify, defend and hold Seller entirely harmless from any cost, expense, liability or obligation resulting from physical injury, property damage, mechanics' or materialmen's liens or otherwise caused directly or indirectly by Purchaser's entry upon the Property pursuant to this Section. Notwithstanding any other provision of this Agreement, the foregoing indemnity shall survive the expiration or termination of this Agreement for any reason whatsoever.

6.2

Election to Terminate

On or before the later of (i) seventeen (17) days after Tenant and the Developer have passed on the ROFR or (ii) seventeen (17) days following the Effective Date hereof (the "Inspection Period"), Purchaser shall have the absolute right, exercisable in Purchaser's sole discretion, to terminate this Agreement. Unless Seller receives express written instructions from Purchaser on or before the expiration of the Inspection Period that it is exercising its right to terminate the Agreement, Purchaser shall be deemed to have not terminated this Agreement. If Purchaser does give such notice of termination, Seller and Escrow Agent shall refund the Earnest Money to Purchaser. The parties hereunder shall have no further rights, duties or obligations under this Agreement, except for such rights, duties or obligations as are expressly stated herein to survive a termination of this Agreement.

6.3

Due Diligence Studies/Tests

If this Agreement is terminated by Purchaser, Purchaser shall deliver to Seller promptly, at no cost or expense to Seller, copies of any and all due diligence studies, surveys, tests, measurements, and reports obtained by Purchaser that relate to the physical condition of Property. Purchaser also agrees to promptly return any due diligence materials furnished by Seller in the event this Agreement is terminated.

6.4

Rights of First Refusal and First Offer

The REA provides, inter alia, that the owner of the Shopping Center adjacent to the Property has a right of first refusal to purchase the property, as well as other easements and restrictions.  Upon entry into the Agreement, the Seller shall notify such owner of this Agreement.  If such right is exercised, this Agreement will be terminated, and the Earnest Money will be refunded to Purchaser.  Upon entry into the Agreement, the Seller shall notify the Tenant of its right of first refusal.  If such right is exercised, this Agreement will terminate and the Earnest Money will be refunded to Purchaser.

6.5

Tenant Estoppel Certificate

As a condition to Purchaser's obligations under this Agreement, Seller shall deliver to Purchaser at or prior to Closing an estoppel certificate (the "Estoppel") signed by the Tenant addressed to Purchaser and Purchaser's lender, containing the following information  (a) stating that the Lease is in full force and effect, (b) confirming that neither the Tenant nor the Seller are in default under the Lease; (c) stating the commencement and expiration dates and the rent payable under the Lease; and (d) confirming that the Tenant has waived its rights under Section 36 of the Lease relating to the Tenant's right of first offer.

7.

SELLER'S REPRESENTATIONS

As an inducement to Purchaser to enter into this Agreement and to purchase the Property, Seller warrants, represents to, and covenants with Purchaser as follows:

7.1

Authority

Seller has the right, power, and authority to enter into this Agreement and has the right, power and authority to convey the Property in accordance with the terms and conditions of this Agreement.

7.2

FIRPTA

That Seller is not a "foreign corporation," "foreign partnership" or "foreign estate," as those terms are defined in the Internal Revenue Code of 1986,

as amended, and that Seller will furnish to Purchaser such further assurances with respect to this representation and warranty as Purchaser shall reasonably request.

7.3

Conflicts and Pending Action

There is no agreement to which Seller is a party or, to the best of Seller's knowledge, binding on Seller which is in conflict with this Agreement. There is no action or proceeding pending and Seller has received no written notice of any proceeding, including condemnation proceedings against the Seller which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement.

7.4

Lease

The Lease is in full force and effect, Tenant having paid rent through August 31, 2011.   Seller has received no notice from Tenant of any default by Seller as landlord under the lease. Seller knows of no default by Tenant under the lease.

7.5

No Violation

To Seller's best knowledge, neither the entering into of this Agreement nor the consummation of the transaction contemplated hereby will constitute or result in a violation or breach by Seller of any agreement or restriction to which either Seller or the Property is subject to the best of Seller's knowledge. Seller has no knowledge, and has received no notice, of any violation of the applicable codes in respect of the Property.

7.6

Environmental Matters

Seller will furnish to Purchaser, on or before the Effective Date, copies of any environmental studies which Seller has had performed or otherwise has in its possession pertaining to the Property, if any. Seller has not used, nor authorized nor allowed the use of the Property and to the best of Seller's knowledge without any independent inquiry, the Property has not been used, for the handling, treatment, storage, disposal or release of any hazardous or toxic substance as defined under any applicable state or federal law or regulation including without limitation Section 10414 of the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 U.S.C. §9601(14) as

modified, in such amounts as would reasonably necessitate any response or corrective action, including such action under CERCLA, as amended, the Resource, Conservation and Recovery Act, as amended, any state acts governing environmental matters, or any other applicable law or regulation. To the best of Seller's knowledge without any independent inquiry, there are no underground storage tanks located in or on the Property. The foregoing is qualified to the extent of any disclosures contained in the environmental report delivered or resulting from inspections undertaken, pursuant to this Agreement.

7.7

Actual Knowledge

Seller makes no representation or warranty with respect to the physical condition of the Property, although Seller has no actual knowledge of any material defects of the Property. Seller also makes no representation or warranty with respect to third party reports and due diligence materials delivered by Seller to Buyer; however, Seller has no actual knowledge of any material inaccuracies with respect to such materials. Buyer further acknowledges and agrees (i) that the Seller shall have no liability for constructive knowledge with respect to defects in the condition of the Property or inaccuracies of such reports and materials; and, (ii) that Seller's representatives have not visited or inspected the Property in the last twelve (12) months (in accordance with the terms of the Lease, it is the Tenant's responsibility to keep the Property in good order and repair).

7.8

Pre-Closing Breach

If any representation or warranty above is actually known by Purchaser prior to Closing, as defined in Section 9.1 below, to be untrue and is not remedied by Seller prior to Closing, then Purchaser may, at Purchaser's sole and exclusive remedy, either: (i) terminate this Agreement whereupon the Earnest Money shall be refunded to Purchaser, and neither party shall have any further rights or obligations pursuant to this

Agreement, other than as set forth herein with respect to rights or obligations that survive termination; or (ii) waive its objections and close the transaction.

7.9

Post-Closing Liability

Purchaser acknowledges that it is a sophisticated Purchaser who is familiar with the ownership and operation of real estate projects similar to the Property, and Purchaser and Seller have negotiated and agreed that Purchaser shall be able to fully investigate the Property and Seller's representations during the Inspection Period, as defined in Section 6.2 above.

PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE LIMITED WARRANTY OF TITLE AS SET OUT IN THE DEED), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS- IS", "WHERE IS" CONDITION AND BASIS WITH ALL FAULTS.

8.

BROKERS

Seller and Purchaser each represent and warrant one to the other that neither has employed, retained, or consulted any real estate broker, agent or other finder in carrying on the negotiations relative to this Agreement, other than EXP Realty Advisors, Inc., who represents Seller (the "Brokers").  In the event of Closing, and only in such event, Seller shall pay a commission to Brokers.  Seller shall indemnify and hold Purchaser harmless from and against any claims of any broker or finder (other than the Brokers) who asserts that he, she or it has dealt with Seller and, therefore, is due a commission as the procuring cause of this transaction.  Purchaser shall indemnify and hold Seller harmless from and against any claims of any broker or finder (other than the Brokers), who asserts that he, she or it has dealt with Purchaser and, therefore, is due a commission as the procuring cause of this transaction.  The provisions of this Section shall survive the Closing, or, if the Closing does not occur, the termination of this Agreement.

9.

THE CLOSING

9.1

Closing Date and Location

Unless otherwise agreed upon, in writing, between Seller and Purchaser, the closing (the "Closing") shall be held on or before the day which is thirty (30) days from the expiration of the Inspection Period (the "Closing Date") Purchaser shall deliver to Seller notice of the date of Closing, at least five (5) days in advance of Closing Date. The Closing shall occur through escrow whereby Seller and Purchaser and their counsel need not be physically present but shall deliver executed original documents by overnight courier or similar means and deliver funds by wire transfer to the Escrow Agent who will deliver and record documents and distribute funds pursuant to closing instructions. In the event Purchaser fails to deliver notice of Closing to Seller, the same shall occur at the offices of Escrow Agent on the last scheduled day for the Closing to occur at 10:00 a.m. The Closing may occur by mail or overnight delivery.

9.2

Deliveries at Closing

The purchase and sale of the Property contemplated by this Agreement shall be closed by Seller's delivery of a properly executed special warranty deed conveying good and marketable fee simple title to the Property to Purchaser (the "Deed"), subject only to the Permitted Exceptions, and the payment by Purchaser of the Purchase Price for the Property in the manner provided in Section 3 hereof. Seller shall also execute and deliver to Purchaser:

(a)

An Assignment and Assumption Agreement in form reasonably acceptable to Purchaser and Seller, whereby the Lease shall be assigned by Seller to Purchaser, and assumed by Purchaser;

(b)

A duly executed closing statement, itemizing all credits between Seller and Purchaser;

(c)

A duly executed affidavit of title with respect to the Property and such other agreements as may be necessary to cause Title Company to mark the Title Commitment and issue the Title Policy with an effective date on the date of recording of the Deed;

(d)

A duly executed certificate with respect to Section 1445 of the Internal Revenue Code of 1986, as amended, stating, among other things, that Seller is not a foreign corporation or non-resident alien, as defined in the Code and regulations issued pursuant thereto;

(e)

A real estate reporting transferor identification, showing Seller's correct federal tax identification number, to enable the closing attorneys to complete and file the required IRS Form 1099-S;

(f)

Physical possession of all the Property, subject to the Lease and the Permitted Exceptions;

(g)

Such evidence as the Title Company shall reasonably require as to the authority of the parties acting on behalf of Seller to enter into this Agreement and to discharge the obligations of Seller pursuant hereto;

(h)

The Estoppel Certificate executed by Tenant (Seller shall use best efforts to deliver at Closing);

9.4

Closing Costs

At the Closing, Seller and Purchaser shall respectively pay the following costs and expenses:

(a)

In addition to the costs incurred by Seller in the fulfillment of its obligations hereunder, Seller shall pay (i) any fees and expenses of Seller's attorneys, and (ii) the cost of the owner's title insurance policy, but only for standard coverage, (iii) the commission due Brokers.

(b)

Purchaser shall pay (i) the fees and expenses of Purchaser's attorneys, (ii) any costs of excess coverage or endorsements with respect to the owner's title insurance policy obtained by Purchaser, (iii) the costs of updating the Survey, (iv) the costs of recording the Deed and other conveyance documents, and (v) any other closing costs and expenses actually incurred by Purchaser, or not specified to be paid by the Seller.

(c)

Any other costs and expenses of closing including Escrow fees and any Colorado transfer tax shall be shared between Seller and Purchaser.

9.5

Prorations

The rental due under the Lease shall be prorated between Purchaser and Seller as of the Closing Date. There shall be no proration of taxes or other costs and expenses associated with the operation of the Property since taxes and such other costs shall be paid by Tenant under the Lease.

10.

RISK OF LOSS

Risk of loss to the Property or any part thereof shall remain with the Seller until the Closing Date. If any part of the Property is damaged by fire or other casualty prior to the Closing and the cost of repair for such damage is Fifty Thousand Dollars ($50,000.00) or less, and such obligation for repair is not the responsibility of Tenant under the  Lease, Purchaser shall receive a credit in the amount of the reasonable cost of repair of such damage (not to exceed Fifty Thousand Dollars ($50,000.00) and thereupon this transaction shall be consummated in accordance with the terms hereof without further reduction in the Purchase Price. If the Property or any part thereof are destroyed or damaged by fire or other casualty prior to the Closing Date and the cost of repair of all such damage or destruction prior to the completion of this transaction will exceed Fifty Thousand Dollars ($50,000.00), the Seller shall notify the Purchaser within ten (10) days thereafter and the Purchaser may elect:

(a)

to receive the proceeds of all insurance payable in connection therewith and thereupon this transaction shall be consummated in accordance with the terms hereof without reduction in the Purchase Price; or

(b)

to terminate this Agreement, in which event the Escrow Agent shall return all funds and documents deposited with it to the party who so deposited the same and thereupon the parties shall be released from any further obligations under this Sale Agreement each to the other, except for the undertakings and indemnities of Paragraph 9 and except that expenses of the Escrow Agent shall be borne equally between the Seller and the Purchaser.

If the Purchaser shall fail to make its election under subsection (a) or (b) above within ten (10) days after receiving notice of the casualty occurrence from the Seller, Purchaser shall be deemed to have elected option (a).

11.

CONDEMNATION

In the event, at any time between the Effective Date of this Agreement and Closing, all or any portion of the Property is condemned by any legally constituted authority for any public use or purpose (or conveyed in lieu thereof), then Seller shall promptly deliver written notice thereof to Purchaser. Upon receipt of such notice, Purchaser shall have the right to terminate this Agreement, in which event all Earnest Money paid by Purchaser shall be immediately refunded by Seller to Purchaser, and neither Purchaser nor Seller shall have any further liabilities, obligations or rights with regard to this Agreement. If Purchaser elects to proceed to Closing after receiving notice of such condemnation (or conveyance in lieu thereof), Purchaser shall be entitled to the proceeds or the right to negotiate, settle and collect the proceeds of such condemnation award, and Seller shall execute and deliver all documents reasonably requested of Seller in order to effectuate this section.

12.

DEFAULT

12.1

Seller's Default

(a)

If the sale and purchase of the Property contemplated by this Agreement is not consummated on account of Seller's default or breach of any material terms or conditions herein contained, Purchaser may terminate this Agreement by written notice delivered to Seller, and obtain a refund of the Deposit.

(b)

As a condition precedent to the effective exercise of Purchaser's rights under this Agreement pursuant to the provisions of Section 12.1(a) above, Purchaser shall give Seller notice in writing, in accordance with the notice provisions of this Agreement, which notice shall state, with particularity, the alleged breach or default or non-performance of Seller and the action required by Seller to cure such breach. Seller shall have a period of ten (10) days after receipt of such notice to cure the alleged default, breach, or non-performance to Purchaser's reasonable satisfaction, and to thereby cure the default and prevent termination of this Agreement or other action by Purchaser; provided, however, such cure period shall not extend the Closing Date beyond the final date of Purchaser's 1031 exchange.

12.2

Purchaser's Default

(a)

IF THE SALE AND PURCHASE OF THE PROPERTY CONTEMPLATED BY THIS AGREEMENT IS NOT CONSUMMATED BECAUSE OF THE PURCHASER'S DEFAULT, THE EARNEST MONEY SHALL BE DISBURSED TO SELLER,

AS SELLER'S SOLE REMEDY AND AS FULL LIQUIDATED DAMAGES. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT IT IS DIFFICULT TO ESTIMATE MORE PRECISELY THE DAMAGES WHICH MIGHT BE SUFFERED BY THE SELLER UPON THE PURCHASER'S DEFAULT. SELLER HEREBY WAIVES AND RELEASES ANY RIGHT TO (AND HEREBY COVENANTS THAT IT SHALL NOT) SUE THE PURCHASER FOR SPECIFIC PERFORMANCE UNDER THIS AGREEMENT OR TO PROVE THAT THE SELLER' S ACTUAL DAMAGES EXCEED THE AMOUNT OF SAID SUMS.

(b)

As a condition precedent to the effective exercise of Seller's rights under this Agreement, pursuant to the provisions of Section 12.2(a) above, Seller shall give Purchaser notice in writing, in accordance with the notice provisions of this Agreement, which notice shall state, with particularity, the alleged breach or default or non-performance of Purchaser and the action required by Purchaser to cure such breach. Purchaser shall have a period often (10) days after receipt of such notice to cure the alleged default, breach, or non-performance to Seller's reasonable satisfaction, and to thereby cure the default and prevent termination of this Agreement or other action by Seller.

13.

ASSIGNMENT OF AGREEMENT

Purchaser may assign its rights and duties under this Agreement, provided that notice of such assignment is promptly delivered to Seller and any assignee of Purchaser's rights and duties becomes bound to perform the terms and conditions hereof. No such assignment or assumption shall relieve Purchaser of any of the Purchaser's obligations hereunder.

14.

TIME OF ESSENCE

Time is of the essence hereof.

15.

NOTICES

Any notices, requests, or other communications required or permitted to be given hereunder shall be in writing and shall be delivered (i) by United States registered or certified mail, return receipt requested, postage prepaid, (ii) by delivery via a nationally recognized overnight courier service that obtains receipts or a recognized same day courier service that obtains receipts, or (iii) by delivery via electronic (facsimile) transmission with receipt confirmation by telephone and with an original sent by first class mail. Each notice shall be addressed to each party at its address set forth below its signature, or such other addresses (and facsimile numbers) as may be changed by the parties by written notice as herein provided. Any such notice, request or other communication shall be considered given or delivered, as the case may be, on the date of courier delivery, on the first business day following the date of facsimile transmission, or on the third day after the date of deposit in the United States mail as to notices sent only by certified mail.

16.

ENTIRE AGREEMENT; MODIFICATION

This Agreement supersedes all prior discussions and agreements between the Seller and the Purchaser with respect to the Property and contains the sole and entire understanding between the Seller and the Purchaser with respect to the Property. All promises, inducements, offers, solicitations, agreements, commitments, representations and warranties heretofore made between such parties are merged into this Agreement. This Agreement shall not be modified or amended in any respect except by a written instrument executed by or on behalf of each of the parties to this Agreement.

17.

BINDING EFFECT; GOVERNING LAW

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (if permitted pursuant to the terms hereof). This Agreement shall be construed in accordance with the laws of the State of Colorado.

18.

COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument and agreement.

19.

WAIVER

Any condition, right, election, or option of termination, cancellation, or rescission granted by this Agreement to the Purchaser or the Seller may be waived in writing by such party. Except as herein expressly provided, no waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by the other party, and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.

20.

DATE OF PERFORMANCE

If the time period by which or date on which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a

Saturday, Sunday or legal holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day in the State of Colorado.

21.

OFFER

The execution of this Agreement by Purchaser constitutes an offer to purchase the Property. Unless this Agreement is accepted by Seller on or before August 24, 2011, at 5:00 P.M. Eastern Daylight Time, and a fully executed, unaltered counterpart of this

Agreement is delivered to Purchaser with all Exhibits attached, the offer of this Agreement shall be automatically revoked and terminated. The "Effective Date" of this Agreement is the first day, if any, on which both parties have executed an identical counterpart of this Agreement.

22.

COSTS OF LEGAL ACTION

In the event that either party takes legal action against the other in order to enforce the terms of this Agreement, the prevailing party in such action shall have the right to recover from the non-prevailing party the costs and expenses incurred by the prevailing party in such action, including attorney fees incurred in the action, in any action on appeal or in the enforcement of any judgment or settlement.

23.

TAX DEFERRED EXCHANGE OF PROPERTY

Seller and Purchaser acknowledge that either party may be desirous of effecting an exchange pursuant to Section 1031 of the United States Internal Revenue Code. Purchaser and Seller agree to cooperate in good faith so as to allow either party to effect such Section 1031 Exchange. Such Section 1031 Exchange shall not delay the closing and consummation of the transaction contemplated herein, nor shall result in the non-electing party incurring any additional liability or any additional costs or expenses (all such costs and expenses to be paid or reimbursed at Closing by party electing to effect the 1031 Exchange). It is further expressly agreed and provided that such 1031 Exchange shall not hinder, delay or impede either party's rights under this Agreement.

24.

NO SURVIVAL

Except as expressly set forth in Section 7 of this Agreement, the terms and conditions of this Agreement shall not survive the Closing of the purchase and sale of the Property and shall be merged into the execution and delivery of the Deed to Purchaser.

25.

CONFIDENTIALITY

Purchaser will hold, and will cause their respective officers, agents and employees to hold, in confidence, and not disclose to others, the terms of this

Agreement, the transactions contemplated by this Agreement, and all financial information regarding the restaurant operated on the Property, and regarding Tenant and/or Seller, as well as the plans, documents, contracts, records, data analysis, compilations, forecasts, and studies and other informational material received or prepared by them with respect to the Property, Seller and Tenant (collectively the "Information") except: (a) to the extent that such information (i) is otherwise available from third persons without restrictions on its further use or disclosure or (ii) is required by order of any Governmental Body, any law or any reporting obligation of Purchaser or Sellers; (b) to the extent such information is or becomes publicly known other than through a violation of this paragraph by the party in question; or (c) to the extent such information is provided to persons who are assisting in the consummation of the transactions contemplated hereby, or is required to be given to such third party in order to obtain any consents, approval, authorizations or disclosures contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly signed, sealed and delivered this Agreement on the dates specified below their signatures.

SELLER:

BLUE RIDGE REAL ESTATE CO.

BY:

/s/ Eldon D. Dietterick

Name: Eldon D. Dietterick

Title:  Executive Vice President & Treas.

Dated as to Seller: August 18, 2011

Address:

Box 707

Blakeslee, PA  18610

(Signatures continued on next page)

PURCHASER:

SCOTT FAMILY TRUST

BY:

/s/ Elliot A. Scott

Name:

Elliot A. Scott

Title:

Trustee

Dated as to Purchaser:

August 17, 2011

Address:

c/o EAS Investments

12250 El Camino Real Suite #170

San Diego, CA  92130

ROSS FAMILY TRUST

BY:

/s/ Steven Ross

Name:

Steven Ross

Title:

Trustee

Dated as to Purchaser:

August 17, 2011

Address:

c/o EAS Investments

12250 El Camino Real Suite #170

San Diego, CA  92130

EXHIBIT "A"

LEGAL DESCRIPTION

Lot 4, Fort Collins Retail Center P.U.D., to the City of Fort Collins, County of Larimer, State of Colorado.  (Parcel contains 35,806 square fee) 0.822 acres.